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                         AMERICAN FINANCIAL GROUP, INC.
                                     Issuer

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 3, 2004

                            7-1/8% SENIOR DEBENTURES

                              DUE FEBRUARY 3, 2034

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                               TABLE OF CONTENTS1

   Section 1.09.     Mutilated, Destroyed, Lost and Stolen Debt Securities..7

   Section 2.02.     Ratification and Incorporation of Indenture;
                     Application of Second Supplemental Indenture
                     to other Series of Debt Securities....................13

   Section 2.03.     Executed in Counterparts..............................14

     1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 3rd day of February,
2004, among AMERICAN FINANCIAL GROUP, INC., an Ohio corporation, One East Fourth
Street, Cincinnati, Ohio 45202 (the "Company"), and U.S. BANK NATIONAL
ASSOCIATION, (formerly known as Star Bank, N.A.) a national banking association, as trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of
November 12, 1997, as supplemented by the Supplemental Indenture dated as of
December 3, 1997, (collectively, the "Indenture") with U.S. Bank National
Association, as trustee;

     WHEREAS, the Indenture is incorporated herein by this reference;

     WHEREAS, under the Indenture, a new series of Debt Securities may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Indenture and the conditions, limitations and restrictions on the terms of such series may be established by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of
Debt Securities;

     WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and that such series of Debt Securities hereafter established or any series of Debt Securities established prior to the date hereof shall not be subject to the provisions of this Second Supplemental
Indenture unless expressly provided in the Board Resolution, supplemental indenture or other documentation, as permitted by the Indenture, establishing such series of Debt Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   Article I

                            7-1/8% SENIOR DEBENTURES

     Section 1.01. Establishment. There is hereby established a new series of
Debt Securities to be issued under the Indenture, to be designated as the
Company's 7-1/8% Senior Debentures due February 3, 2034 (the "Senior
Debentures").

     There are to be authenticated and delivered Senior Debentures, initially limited in aggregate principal amount of $100,000,000; provided that such amount may be increased to up to $115,000,000 in aggregate principal amount if the underwriters named in the Purchase Agreement dated January 28, 2004 among the
Company and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated as representatives of the several underwriters named therein (the
"Purchase Agreement") exercise their overallotment option to purchase additional
Senior Debentures as provided in the Purchase Agreement and no further Senior
Debentures shall be authenticated and delivered except as provided by Section
2.1, 3.5, 3.6, 9.6 and 11.7 of the Indenture; provided further, that the aggregate principal amount of the Senior Debentures may be increased in the future, without the consent of the Holders of the Senior Debentures, on the same terms and with the same CUSIP number as the Senior Debentures. The Senior
Debentures shall be issued in definitive fully registered form.

     The Senior Debentures shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The U.S. Depositary with respect to the Senior Debentures shall be The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Senior
Debentures shall be in substantially the form set forth in Exhibit B hereto.

     Each Senior Debenture shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     Section 1.02. Definitions. (a) The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.
Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

     "Final Maturity" means February 3, 2034.

     "Interest Payment Date" means February 3, May 3, August 3 and November 3 of each year.

     "Place of Payment" means New York, New York.

     "Regular Record Date" means January 19, April 19, July 19 or October 19, as the case may be, next preceding the relevant Interest Payment Date.

     (b) Except as may be provided in a future supplemental indenture for the benefit of the Holders of all Debt Securities, including the Senior Debentures,
Section 1.1 of the Indenture shall be amended by adding the following definitions:

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

     "Subsidiary" of the Company means (a) a corporation, a majority of whose
Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the
Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company (b) a partnership in which the Company or a
Subsidiary of the Company, holds a majority interest in the equity capital or profits of such partnership, or (c) any other person (other than a corporation or a partnership) in which the Company directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "Wholly Owned Subsidiary" means, at any time, a Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares)
shall at such time be owned, directly or indirectly, by the Company, one or more
Wholly Owned Subsidiaries or the Company and one or more Wholly Owned
Subsidiaries.

     "Common Stock" means the capital stock, no par value per share, of the
Company.

     Section 1.03. Payment of Principal and Interest. The entire outstanding principal amount of the Senior Debentures shall be due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, at Final Maturity. The unpaid principal amount of the Senior Debentures shall bear interest at the rate of 7-1/8 % per annum until paid or duly provided for.
Interest shall be paid quarterly in arrears on each Interest Payment Date, commencing May 3, 2004, to the Person in whose name the Senior Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at Final Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular
Record Date and may be paid as provided in Section 3.7 of the Indenture.

     Payments of interest on the Senior Debentures will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Debentures shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Senior Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business
Day, except that, notwithstanding Section 1.13 of the Indenture, if such
Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest due at Final Maturity of the Senior
Debentures shall be made at the office or agency of the Company maintained for that purpose in the Place of Payment, in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to the U.S. Depositary or any successor depositary may be made by wire transfer to the account designated by the U.S. Depositary or such successor depositary in writing.

     Section 1.04. Denominations. The Senior Debentures may be issued in denominations of $25.00, or any integral multiple thereof.

     Section 1.05. Global Securities. The Senior Debentures will be issued in the form of one or more Global Securities registered in the name of the U.S.
Depositary or its nominee. Except under the limited circumstances described below, Senior Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Senior Debentures in definitive form. The Global Securities described above may not be transferred except as a whole by the U.S. Depositary to a nominee of such U.S. Depositary or by a nominee of such U.S. Depositary to such depositary or another nominee of such U.S. Depositary or by such U.S. Depositary or any other such nominee to a successor U.S. Depositary or a nominee of such successor U.S. Depositary.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no
Global Security representing a Senior Debenture shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the U.S. Depositary or its nominee or to a successor U.S. Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the U.S. Depositary.

     A Global Security shall be exchangeable for Senior Debentures registered in the names of Persons other than the U.S. Depositary or its nominee only as provided by Section 3.5 of the Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior
Debentures registered in such names as the U.S. Depositary shall direct.

     Section 1.06. Redemption at the Option of the Company. The Senior
Debentures may not be redeemed prior to February 3, 2009. On or after February
3, 2009, the Company, at its option, may redeem the Senior Debentures, in whole at any time or in part from time to time, at 100% of their principal amount, plus accrued interest to the date of redemption.

     Section 1.07. Governing Law. Section 1.12 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 1.12 Governing Law.

     THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE
CONFLICTS OF LAW RULES OF SUCH STATE. THIS INDENTURE IS SUBJECT TO THE
PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO
BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY
SUCH PROVISIONS."

     Section 1.08. Registration, Registration of Transfer and Exchange. Section
3.5 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 3.5 Registration, Registration of Transfer and Exchange. The
Company shall keep or cause to be kept for the Debt Securities of each series a register (the register maintained in such office being herein sometimes referred to as the "Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, registration of transfer and exchange of Debt Securities. The Trustee is hereby initially appointed "Debt Security Registrar" for such purposes.

     Upon surrender for registration of transfer of any Debt Security of any particular series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee for the Debt
Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

     Except as set forth below, at the option of the Holder, Debt Securities of any particular series may be exchanged for other Debt Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt
Securities are so surrendered for exchange, the Company shall execute, and the
Trustee for such Debt Securities shall authenticate and deliver, the Debt
Securities which the Holder making the exchange is entitled to receive.

     All Debt Securities issued upon any registration of transfer or exchange of
Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt
Securities surrendered upon such registration of transfer or exchange.

     Every Debt Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee for such Debt
Security) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Debt Security
Registrar for such series duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.4, 9.6, 11.3 or 11.7 not involving any transfer.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global
Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such U.S. Depositary or by a nominee of such U.S. Depositary to such depositary or another nominee of such U.S. Depositary or by such U.S. Depositary or any other such nominee to a successor U.S. Depositary for such series or a nominee of such successor U.S. Depositary.

     If at any time the U.S. Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as U.S.
Depositary for the Debt Securities of such series or if at any time the U.S.
Depositary for Debt Securities of such series shall no longer be a clearing agency registered and in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor U.S.
Depositary for the Debt Securities of such series. If a successor U.S.
Depositary for the Debt Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global
Security or Securities representing such series in exchange for such Global
Security or Securities.

     The Company may at any time and in its sole discretion determine that the
Debt Securities of any series issued in the form of one or more Global
Securities shall no longer be represented by such Global Security or Securities.
In such event, the Company will execute, and the Trustee, upon receipt of a
Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     If the Debt Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the
Debt Securities of such series shall have occurred and be continuing, the
Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

     The U.S. Depositary for such series of Debt Securities may surrender a
Global Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such U.S.
Depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

          (1) to each Person specified by the U.S. Depositary a new Debt
     Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

          (2) to the U.S. Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of the Debt
     Securities delivered to Holders thereof.

     Upon the exchange of a Global Security for Debt Securities in definitive form, such Global Security shall be canceled by the Trustee. Definitive Debt
Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the
U.S. Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The
Trustee shall deliver such definitive Debt Securities to the Persons in whose names such Debt Securities are so registered."

     Section 1.09. Mutilated, Destroyed, Lost and Stolen Debt Securities.
Section 3.6 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 3.6 Mutilated, Destroyed, Lost and Stolen Debt Securities. If (i)
any mutilated Debt Security is surrendered to the Trustee for such Debt
Security, or the Company and the Trustee for a Debt Security receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and
(ii) there is delivered to the Company, the Debt Security Registrar and such
Trustee such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request such
Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for such mutilated Debt Security, a new Debt
Security of the same series and in a like principal amount and of a like Stated
Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company, the Debt Security
Registrar and the Trustee for such Debt Security such security or indemnity as may be reasonably required by them to save each of them harmless, and in case of destruction, loss or theft, evidence reasonably satisfactory to the Company and such Trustee and any agent of either of them of the destruction, loss or theft of such Debt Security and the ownership thereof.

     Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee and the Debt Security
Registrar for such Debt Security) connected therewith.

     Every new Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security or in exchange for any mutilated Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt
Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same series, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) the assertion of any Holder of all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Debt Securities."

     Section 1.10. Events of Default. Section 5.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 5.1 Events of Default. "Event of Default" wherever used herein with respect to any particular series of Debt Securities, unless otherwise specified in the Debt Security or the Board Resolution with respect to that series of Debt Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any installment of interest upon any
     Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any,
     on) any Debt Security of that series at its Maturity; or

          (3) default in the performance of, or breach of, any covenant or warranty of the Company in respect of any Debt Security of that series contained in this Indenture or in such Debt Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture solely for the benefit of Debt Securities of a series other than that series) or in the applicable Board Resolution under which such series is issued as contemplated by Section 3.1 and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the
     Trustee for the Debt Securities of such series or to the Company and such
     Trustee by the Holders of at least 25% in principal amount of the
     Outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) if an event of default with respect to any other series of Debt
     Securities or as defined in any mortgage, indenture, security agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company for money borrowed in excess of $10 million principal amount, whether such Indebtedness now exists or shall hereafter be created, shall happen and, if such
     Indebtedness is not already matured in accordance with its terms, shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled or such
     Indebtedness shall not have been discharged, in either case, within a period of ten days after there has been given, by registered or certified mail in the manner set forth in Section 1.5, to the Company by the Trustee for the Debt Securities of that particular series referred to in the first clause of this Section 5.1 or to the Company and such Trustee by the
     Holders of at least 25% in principal amount of the Outstanding Debt
     Securities of that particular series referred to in the first clause of this Section 5.1 a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; provided, that if prior to the entry of judgment in favor of the Trustee, such default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder shall be deemed likewise to have been remedied, cured or waived; and
     provided, further, however, that, subject to the provisions of Sections 6.1 and 6.2, such Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of such Trustee assigned to its
     Corporate Trust Office shall have actual knowledge of such default or (B)
     the Trustee shall have received written notice thereof from the Company, from the Holders of 10% or more in principal amount of the Outstanding Debt
     Securities of such other series, from the holder of any such Indebtedness or from the trustee under any such mortgage, indenture, security agreement or other instrument; or

          (5) the entry against the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10 million and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution and there has been given, by registered or certified mail in the manner set forth in Section 1.5, to the Company by the Trustee for the Debt Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal amount of the
     Outstanding Debt Securities of such series a written notice specifying such entry and continuance of such judgment, decree or order and stating that such notice is a "Notice of Default" hereunder; provided, however, that subject to the provisions of Sections 6.1 and 6.2, such Trustee shall not be deemed to have knowledge of such entry and continuance of such judgment, decree or order unless either (A) a Responsible Officer of such Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or (B) the Trustee shall have received written notice thereof from the
     Company or from the Holders of 10% or more in principal amount of the
     Outstanding Debt Securities of such series; or

          (6) the Company shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the
     Company) of it or for all or a substantial part of its property; or the
     Company shall make a general assignment for the benefit of creditors; or
     the Company shall take any corporate action in furtherance of any of the foregoing; or

          (7) any case or proceeding against the Company shall be commenced seeking to have an order for relief entered against it or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of the Company or for all or a substantial part of its property shall be appointed in any such case or proceeding; and such case or proceeding (A) results in the entry of an order for relief or a similar order against it or (B) shall continue unstayed and in effect for a period of 60 consecutive days."

     Section 1.11. Acceleration of Maturity; Rescission and Annulment. Section
5.2 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an
Event of Default (other than an Event of Default specified in Section 5.1(6) or
(7)) with respect to any particular series of Debt Securities occurs and is continuing, then and in every such case either the Trustee for the Debt
Securities of such series or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the entire principal amount (or, in the case of Discounted Debt Securities, such lesser amount as may be provided for in the terms of that series) of all the Debt
Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
If an Event of Default specified in Sections 5.1(6) or (7) occurs and is continuing, such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, on the Debt
Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee for the Debt Securities of any series as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt
Securities of that series, by written notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with such Trustee a sum sufficient to pay

               (A) all overdue interest on all Debt Securities of that series;

               (B) the principal of (and premium, if any, on) any Debt
          Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Debt Securities of such series (or, in the case of Discounted Debt
          Securities, the Debt Securities' Yield to Maturity), to the extent that the payment of such interest shall be legally enforceable;

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Debt Securities of such series (or, in the case of
          Discounted Debt Securities, the Debt Securities' Yield to Maturity);
          and

               (D) all sums paid or advanced by such Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such
          Trustee, its agents and counsel and all other amounts due to such
          Trustee under; and

          (2) all Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent default or impair any right consequent thereon."

     Section 1.12. Acceptance of Appointment by Successor. Paragraph (a) of
Section 6.11 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 6.11 Acceptance of Appointment by Successor.

     (a) Every such successor Trustee appointed hereunder with respect to the
Debt Securities of any series shall execute, acknowledge and deliver to the
Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor
Trustee, such retiring Trustee shall, upon payment of its reasonable charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section
6.7."

     Section 1.13. Supplemental Indentures With Consent of Holders. Section 9.2
of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 9.2 Supplemental Indentures With Consent of Holders. The Company,
when authorized by a Board Resolution, and the Trustee for the Debt Securities
of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such Debt Securities under this Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities then
Outstanding affected thereby, in each case by Act of said Holders of Debt
Securities of each such series delivered to the Company and the Trustee for Debt
Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt
Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest or premium, if any, on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium or other amounts payable upon the redemption thereof, or reduce the amount of the principal of a Discounted Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the Place of Payment, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (2) reduce the percentage in principal amount of the Outstanding Debt
     Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose
     Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences)
     provided for in this Indenture; or

          (3) modify any of the provisions of this Section or Section 5.13 or
     10.7, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any
     Holder of a Debt Security with respect to changes in the references to "the
     Trustee" and concomitant changes in this Section and Section 10.7, or the deletion of this proviso, in accordance with the requirements of Section
     6.9, 6.11(b) and 9.1(6); or

          (4) change the Redemption Price; or

          (5) change the date prior to which no redemption may be made; or

          (6) make the principal of, or premium, if any, or interest on, any
     Debt Security payable in anything other than United States Dollars.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this
Indenture of the Holders of Debt Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. "

     Section 1.14. Maintenance of Properties. Section 10.5 of the Indenture is
hereby amended and restated to read in its entirety as follows:

     "SECTION 10.5 Maintenance of Properties. The Company shall cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;
provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Company desirable in the conduct of its business and not disadvantageous in any material respect to the
Holders."

     Section 1.15. Corporate Existence. Section 10.6 of the Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 10.6 Corporate Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture."

     Section 1.16. Debt Securities Redeemed in Part. Section 11.7 of the
Indenture is hereby amended and restated to read in its entirety as follows:

     "SECTION 11.7 Debt Securities Redeemed in Part. Any Debt Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee for such Debt Security so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Debt Security Registrar for such Debt
Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and such Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt
Security or Debt Securities, of any authorized denomination as requested by such
Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered."

                                   Article II

                            MISCELLANEOUS PROVISIONS

     Section 2.01. Recitals by Company. The recitals in this Second Supplemental
Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of
Senior Debentures and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

     Section 2.02. Ratification and Incorporation of Indenture; Application of
Second Supplemental Indenture to other Series of Debt Securities. As supplemented hereby, the Indenture is in all respects ratified and confirmed, solely with respect to the Senior Debentures, and the Indenture and this Second
Supplemental Indenture, solely with respect to the Senior Debentures shall be read, taken and construed as one and the same instrument. This Second
Supplemental Indenture shall not apply to any series of Debt Securities outstanding on the date hereof or established in the future under the Indenture unless expressly provided in the Board Resolution, supplemental indenture or other documentation, as provided in the Indenture, establishing such series of
Debt Securities.

     Section 2.03. Executed in Counterparts. This Second Supplemental Indenture
may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written. by its duly authorized officers, all as of the day and year first above written.

                                         AMERICAN FINANCIAL GROUP, INC.

                                         By:
                                             Name:
                                             Title:

                                         U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:
                                             Name:
                                             Title:

                                    EXHIBIT A

                            FORM OF SENIOR DEBENTURE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE
HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITARY (AS
DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED
IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY
NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE
U.S. DEPOSITARY, OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY
OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY, OR BY THE U.S. DEPOSITARY OR ANY SUCH
NOMINEE TO A SUCCESSOR U.S. DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR U.S.
DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS
DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                              4,600,000 Senior Debentures
CUSIP No.  025932203
ISIN No. US0259322032

                         American Financial Group, Inc.

                  7-1/8% Senior Debentures Due February 3, 2034

                  Principal Amount Per Senior Debenture: $25.00

     American Financial Group, Inc., an Ohio corporation (hereinafter called the
"Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of each Senior Debenture evidenced hereby (One Hundred Fifteen Million Dollars ($115,000,000) in the aggregate) on
February 3, 2034, and to pay interest thereon from February 3, 2004 or from the most recent date to which interest has been paid or duly provided for, quarterly on February 3, May 3, August 3 and November 3 in each year (each, an "Interest
Payment Date"), commencing May 3, 2004, at the rate of 7-1/8% per annum, until the principal amount of each Senior Debenture evidenced hereby is paid or duly made available for payment. Interest on the Senior Debentures shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
The interest so payable and punctually paid or duly provided for on any Interest
Payment Date will, as provided in such Indenture, be paid to the Person in whose name this certificate is registered at the close of business on the Regular
Record Date for such interest, which shall be the January 19, April 19, July 19 or October 19 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant
Regular Record Date by virtue of having been such Holder, and may be paid to the
Person in whose name this certificate is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to each Person in whose name a certificate evidencing Senior Debentures (defined below) is registered not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and the interest on the Senior Debentures evidenced hereby will be made at the office or agency of the Company maintained for that purpose in the Place of Payment, in such coin or currency of the United
States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to The Depository Trust Company ("DTC") or any successor depositary may be made by wire transfer to the account designated by DTC or such successor depositary in writing.

     This certificate evidences part of a duly authorized issue of unsecured and unsubordinated indebtedness of the Company (the "Debt Securities") issued and to be issued in one or more series under an Indenture dated as of June 1, 1998
(herein called, together with all indentures supplemental thereto, the
"Indenture") between the Company and U.S. Bank National Association, as Trustee
(herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the
Trustee and the Holders of the Debt Securities, and of the terms upon which the
Debt Securities are, and are to be, authenticated and delivered. This certificate evidences Debt Securities of the series designated on the face hereof (each, a "Senior Debenture"), limited to $100,000,000 in aggregate principal amount; provided that such amount may be increased to up to
$115,000,000 in aggregate principal amount if the underwriters named in the
Purchase Agreement dated January 28, 2004 among the Company and Merrill Lynch &
Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein, (the "Purchase Agreement") exercise their overallotment option to purchase additional Senior Debentures as provided in the Purchase Agreement; provided further, that the aggregate principal amount of the Senior Debentures may be increased in the future, without the consent of the Holders of the Senior Debentures, on the same terms and with the same CUSIP number as the Senior Debentures.

     The Senior Debentures may not be redeemed prior to February 3, 2009. On or after February 3, 2009, the Company, at its option, may redeem the Senior
Debentures, in whole at any time or in part from time to time, at 100% of their principal amount, plus accrued interest to the date of redemption.

     Notice of any redemption will be mailed at least 30 days but not more than
60 days before the redemption date to each Person in whose name a certificate evidencing Senior Debentures to be redeemed is registered at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Senior
Debentures called for redemption.

     Except as provided above, the Senior Debentures are not redeemable by the
Company prior to maturity and are not subject to any sinking fund.

     If an Event of Default with respect to the Senior Debentures shall occur and be continuing, the principal amount of the Senior Debentures shall be immediately, or may be declared, as appropriate, due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the
Securities at the time Outstanding of each series affected thereby. The
Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this certificate shall be conclusive and binding upon such Holder and upon all future Holders of this certificate and of any Senior Debentures evidenced by a certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this certificate.

     No reference herein to the Indenture and no provision of this certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the
Senior Debentures evidenced by this certificate, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this certificate, the transfer of the Senior Debentures evidenced by this certificate may be registered on the Security Register upon surrender of this certificate for registration of transfer at the office or agency of the
Company maintained for the purpose in any place where the principal of and interest on the Senior Debentures are payable, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the
Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates evidencing Senior Debentures of authorized denominations, and of a like series and aggregate principal amount, and with like terms and conditions will be issued to the designated transferee or transferees.

     The Senior Debentures are issuable only in registered form without coupons in denominations of $25.00, or any integral multiple thereof, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture, and in this certificate, this certificate is exchangeable for a like aggregate principal amount of Senior
Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this certificate is registered as the owner of the
Senior Debentures evidenced hereby for all the purpose of receiving payment of principal of and (subject to Section 3.7 of the Indenture) interest, if any, on these Senior Debenture and for all purposes whatsoever, whether or not such
Senior Debentures be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This certificate shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this certificate shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]                                        AMERICAN FINANCIAL GROUP, INC.

Attest:                                       By:
         Name:                                     Name:
         Title:                                    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated herein described in the within-mentioned Indenture.

Dated:  February 3, 2004                        U.S. BANK NATIONAL ASSOCIATION,
                                                         as Trustee

                                                By:
                                                    Authorized Officer

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - ___Custodian _____
TEN ENT- as tenants by the entireties                        (Cust)      (Minor)
JT TEN - as joint tenants with                Under Uniform Gifts to Minors
         right of survivorship                Act______________________
         and not as tenants in common                   (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s)
and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________
the Senior Debentures evidenced by the within certificate and all rights thereunder, hereby irrevocably constituting and appointing _____________________
to transfer said Senior Debentures on the books of the Company with full power of substitution in the premises.

Dated:________________________________________________________________________

    Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within certificate in every particular, without alteration or enlargement or any change whatever

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities, of the series designated herein, described in the within-mentioned Indenture.

                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                    Authorized Officer